Exhibit 10.15

Agreement
for
Exploration, Production and Strategic Services
between
Index Oil and Gas, Inc.
and
ConRon Consulting Inc.

On the 1st day of February 2008, Index Oil and Gas, Inc (the “Company” or “Client”) and ConRon Consulting Inc (the “Contractor”) agree that the Contractor will supply exploration, production and strategic business services as may be requested by the Company for a fee of $2000 per day, to a maximum of 10 working days equivalent per calendar month. The Contractor agrees to be subject to the attached (Exhibit A) confidentiality agreement. Additional time worked will be invoiced based on $250 per hour.  This service can begin upon execution of this agreement.

Services will include but not be limited to:

1.	Managing the Company’s existing contract with Moyes & Co.

2.	Advising the Company on merger and acquisition opportunities, present both by Moyes & Co, the Company or the Contractor.

3.	Preparing presentation material including technical and financial information.

4.	Advising the Board of Directors of the Company.

5.	Undertaking technical and commercial reviews of forward opportunities as requested by the Company.

6.	Acting as Senior Vice President of Exploration and Production both internally within the Company and for the external community.

The term of the contract will have an initial period of four (4) months from the date of this agreement (“Initial Term”) and; may be extended by mutual written agreement by both parties for a further term of three (3) months (the “Second Term”), which may be terminated by written notice of ten (10) days in either term.

In addition to the base monthly retainer, the Company will grant to the Contractor 75,000 (seventy five thousand) shares of stock in the Company. The stock will be awarded 4/7 (42,857) after 4 months, plus 3/7 (32,143) after 7 months. The award of stock associated with the provision of services for the Second Term is subject to the agreement being extended beyond the Initial Term for a further 3 months. The stock will be tradable on the first date that the Company registers the stock (although the Company has no obligation to register the stock), or under the prevailing conditions of Rule 144, whichever occurs first.

The Initial Term will end on 31st May 2008.

Success Fee:

Contractor will be assigned a Success Fee comprising:

(i)
Stock Options to purchase up to 200,000 (two hundred thousand) shares of common stock of the Company (or its successor) (the “Options”), which Options shall be granted at closing of the Company acquiring a working interest or other beneficial ownership in any opportunity identified by or evaluated by the Contractor on behalf of the Company during the term of this Agreement and associated with the Moyes Contract (see note 1 above) (the “Transaction”).  The Company shall make its best endeavors to seek the approval of the Options by the Board, and if required the Shareholders, on the date of the approval of the Transaction. The Options shall vest on the closing date of the Transaction and shall have a strike price set 10% above the closing market on the day the Transaction closes. This provision for a Success Fee on any closed Transaction with an entity or an asset identified in writing by Contractor for granting of Options shall remain valid for eighteen (18) months after termination of this agreement.

If the Options are not approved by the Board or Shareholders, the Company will grant to the Contractor or the Contractor’s assignee the equivalent value in Company stock as calculated under the Black Scholes method.

(ii)
Options in the Company or its’ successor, with an aggregate strike price of 3.5% (Three and One Half Percent) of the full purchase price attributed to the entity and or asset acquired, at closing, of the Company’s acquired working interest or other beneficial ownership in any opportunity identified solely by or evaluated by Contractor. For the avoidance of doubt this opportunity must be outwith those defined in Exhibit B or any opportunity that appears on the Moyes Twice Monthly Progress Report (as such term is defined in the Company’s contract with Moyes & Co.). The Company shall use its best endeavors to seek the approval of the Options by the Board, and if required the Shareholders, on the date of the approval of the acquisition. The Options shall shall vest on the closing date of the Transaction and shall have a strike price set 10% above the closing market price on the day the Transaction closes. This provision for a Success Fee on any closed Transaction with an entity or an asset identified in writing, by Advisor for granting of Options shall remain valid for eighteen (18) months after termination of this agreement.

If the Options are not approved by the Board or Shareholders, the Company will grant to the Contractor or the Contractor’s assignee the equivalent value in Company stock as calculated under the Black Scholes method.

Termination:

After the Initial Term, either party may terminate the engagement hereunder at any time without cause by giving the other party ten days prior written notice and before the scheduled termination date, the end of such period being the effective date of termination hereunder.

If the Company terminates this agreement for its convenience, the provisions hereof relating to compensation, confidentiality, reimbursement of expenses incurred as part of normal duties and agreed by the Company prior to the effective date of the termination shall survive any such termination.  If the Company terminates this agreement for the Contractor's default or if the Contractor terminates this agreement, the provisions hereof relating to compensation, confidentiality, reimbursement of expenses incurred prior to the effective date of the termination, but excluding future professional fees under the Initial Term, shall survive any such termination.

Disputes will be addressed using Texas Law.

Signature: /s/ Lyndon West	Signature: /s/ Ron Bain
Lyndon West	Ron Bain
Chief Executive Officer	President
Index Oil and Gas Inc	ConRon Consulting Inc
Suite 440	9406 Fenchurch Drive
10,000 Memorial Drive	Houston, Texas 77379
Spring, Texas 77379	Phone: 281 655 8052
Phone: 713 683 0800

Agreement
for
Exploration, Production and Strategic Services
between
Index Oil and Gas Inc.
and
ConRon Consulting Inc.
Addendum #1

On the 1st day of June 2008, Index Oil and Gas Inc (the “Company” or “Client”) and ConRon Consulting Inc (the “Contractor”) agree to the following amendments to their agreement dated 1st February 2008 in that the Contractor will supply exploration, production and strategic business services as may be requested by the Company for a fee of $2000 per day, for the first 10 working days equivalent supplied per month. Additional days will be supplied at a fee of $1500 per working day equivalent supplied per month.

In addition the Contractor will receive 715 Index common stock for each day at the rate of $2000 per day and 1250 Index common stock for each day at the rate of $1500 per day.  The price per share will be calculated at the end of June 2008 (close market price on last working day) and thereafter at three monthly intervals on the closing working day of the period.

These terms supersede the originally agreement, specifically the Second Term.

The Contractor agrees to be subject to the attached (Exhibit A) confidentiality agreement.

Services will include but not be limited to:

1.	Managing the Company’s existing contract with Moyes & Co.

2.	Advising the Company on merger and acquisition opportunities, presented both by Moyes & Co, the Company or the Contractor.

3.	Preparing presentation material including technical and financial information.

4.	Advising the Board of Directors of the Company.

5.	Undertaking technical and commercial reviews of forward opportunities as requested by the Company.

7.	Acting as Senior Vice President of Exploration and Production both internally within the Company and for the external community.

Success Fee:

Contractor will be assigned a Success Fee comprising:

(i)
Stock Options to purchase up to 200,000 (two hundred thousand) shares of common stock of the Company (or its successor) (the “Options”), which Options shall be granted at closing of the Company acquiring a working interest or other beneficial ownership in any opportunity identified by or evaluated by the Contractor on behalf of the Company during the term of this Agreement and associated with the Moyes Contract (see note 1 above) (the “Transaction”).  The Company shall make its best endeavors to seek the approval of the Options by the Board, and if required the Shareholders, on the date of the approval of the Transaction. The Options shall vest on the closing date of the Transaction and shall have a strike price set 10% above the closing market on the day the Transaction closes. This provision for a Success Fee on any closed Transaction with an entity or an asset identified in writing by Contractor for granting of Options shall remain valid for eighteen (18) months after termination of this agreement.

If the Options are not approved by the Board or Shareholders, the Company will grant to the Contractor or the Contractor’s assignee the equivalent value in Company stock as calculated under the Black Scholes method.

(ii)
Options in the Company or its’ successor, with an aggregate strike price of 3.5% (Three and One Half Percent) of the full purchase price attributed to the entity and or asset acquired, at closing, of the Company’s acquired working interest or other beneficial ownership in any opportunity identified solely by or evaluated by Contractor. For the avoidance of doubt this opportunity must be outwith those defined in Exhibit B or any opportunity that appears on the Moyes Twice Monthly Progress Report (as such term is defined in the Company’s contract with Moyes & Co.). The Company shall use its best endeavors to seek the approval of the Options by the Board, and if required the Shareholders, on the date of the approval of the acquisition. The Options shall vest on the closing date of the Transaction and shall have a strike price set 10% above the closing market price on the day the Transaction closes. This provision for a Success Fee on any closed Transaction with an entity or an asset identified in writing, by Advisor for granting of Options shall remain valid for eighteen (18) months after termination of this agreement.

If the Options are not approved by the Board or Shareholders for any transaction closed on or before 30th September 2008, the Company will grant to the Contractor or the Contractor’s assignee the equivalent value in Company stock as calculated under the Black Scholes method at closing of any transaction for the stock options which would have been awarded under the paragraph above.

Term:

The term of the contract will have an initial period of twelve (12) months from the date of this agreement. This period supersedes the originally agreement, specifically the Second Term.

Termination:

Either party may terminate the engagement hereunder at any time without cause by giving the other party ten days prior written notice and before the scheduled termination date, the end of such period being the effective date of termination hereunder.  Should either party terminate the agreement any accrued stock will be paid upto that date (date of termination). The stock will be tradable on the first date that the Company registers the stock (although the Company has no obligation to register the stock), or under the prevailing conditions of Rule 144, whichever occurs first.

If the Company terminates this agreement for its convenience, the provisions hereof relating to compensation, confidentiality, reimbursement of expenses incurred as part of normal duties and agreed by the Company prior to the effective date of the termination shall survive any such termination.  If the Company terminates this agreement for the Contractor's default or if the Contractor terminates this agreement, the provisions hereof relating to compensation, confidentiality, reimbursement of expenses incurred prior to the effective date of the termination, but excluding future professional fees under the Initial Term, shall survive any such termination.

Disputes will be addressed using Texas Law.

Signature: /s/ Lyndon West	Signature: /s/ Ron Bain
Lyndon West	Ron Bain
Chief Executive Officer	President
Index Oil and Gas Inc	ConRon Consulting Inc
Suite 440	9406 Fenchurch Drive
10,000 Memorial Drive	Houston, Texas 77379
Spring, Texas 77379	Phone: 281 655 8052
Phone: 713 683 0800

Agreement
for
Exploration, Production and Strategic Services
between
Index Oil and Gas Inc.
and
ConRon Consulting Inc.
Addendum #2

On the 1st day of July 2008, Index Oil and Gas Inc (the “Company” or “Client”) and ConRon Consulting Inc (the “Contractor”) agree to the following amendments to their agreement dated 1st February 2008

To act as Chief Operating Officer both internally within the Company and for the external community.

Signature: /s/ Lyndon West	Signature: /s/ Ron Bain
Lyndon West	Ron Bain
Chief Executive Officer	President
Index Oil and Gas Inc	ConRon Consulting Inc
Suite 440	9406 Fenchurch Drive
10,000 Memorial Drive	Houston, Texas 77379
Spring, Texas 77379	Phone: 281 655 8052
Phone: 713 683 0800

EXHIBIT A – CONFIDENTIALITY AGREEMENT

THIS AGREEMENT (hereinafter referred to as the "Agreement"),is made this First day of February, 2008 (“Effective Date”), by and between Index Oil and Gas, Inc.,  (hereinafter referred to as the "Disclosing Party") a corporation existing under the laws of Nevada with its registered office at 711 S. Carson Street, Carson City, Nevada, U.S.A. 89701 (“IOGI”) and ConRon Consulting., Inc., (hereinafter referred to as the "Receiving Party") a corporation existing under the laws of Texas with its registered office at 9406 Fenchurch Drive., Spring, Texas 77379 (“Contractor”).  IOGI and Consultant may also be referred to herein individually as a “Party” and together as the “Parties.”

1.
In connection with the evaluation and preparation of a report based on certain confidential plans and documents held by the Disclosing Party relating to the acquisition of oil and gas assets/corporations in the USA, (hereinafter referred to as the "Plans"), the Disclosing Party is willing, in accordance with the terms and conditions of this Agreement, to disclose (either through itself or its representatives ) to the Receiving Party (or its representatives) certain confidential information,  on a nonexclusive basis, relating to the Plans which includes, but is not necessarily limited to, geological and geophysical data, maps, models and interpretations and commercial, contractual and financial information, as more fully described in Exhibit "A" attached hereto and made a part hereof (hereinafter referred to as the "Confidential Information").

2.
In consideration of the disclosure referred to in Paragraph 1 hereof, the Receiving Party agrees that the Confidential Information shall be kept strictly confidential and shall not be sold, traded, published or otherwise disclosed to anyone in any manner whatsoever, including by means of photocopy, reproduction or electronic media, without the Disclosing Party's prior written consent, except as provided in this Agreement.

3.	The Receiving Party may disclose the Confidential Information without the Disclosing Party's prior written consent only to the extent such information:

(a)	is already known to the Receiving Party as of the date of disclosure hereunder;

(b)
is already in possession of the public or becomes available to the public other than through the act or omission of the Receiving Party or of any other person to whom Confidential Information is disclosed pursuant to this Agreement;

(c)
is required to be disclosed under applicable law, stock exchange regulations or by a governmental order, decree, regulation or rule (provided that the Receiving Party shall make all reasonable efforts to give prompt written notice to the Disclosing Party prior to such disclosure);

(d)	is acquired independently from a third party that represents that it has the right to disseminate such information at the time it is acquired by the Receiving Party; or

(e)	is developed by the Receiving Party independently of the Confidential Information received from the Disclosing Party.

4.
The Receiving Party may disclose the Confidential Information without the Disclosing Party's prior written consent to an Affiliated Company (as hereinafter defined), provided that the Receiving Party guarantees the adherence of such Affiliated Company to the terms of this Agreement. "Affiliated Company" shall mean any company or legal entity which controls, or is controlled by, or which is controlled by an entity which controls, a Party.  "Control" means the ownership directly or indirectly of more than fifty (50) percent of the voting rights in a company or other legal entity.

5.
The Receiving Party shall be entitled to disclose the Confidential Information without the Disclosing Party's prior written consent to such of the following persons to the extent that they have a clear need to know in order to evaluate the Area:

(a)	employees, officers and directors of the Receiving Party;

(b)	employees, officers and directors of an Affiliated Company;

(c)	any consultant or agent retained by the Receiving Party or its Affiliated Company; or

(d)
any bank or other financial institution  or entity funding or proposing to fund the Receiving Party's participation in the Area, including any  consultant retained by such bank or other financial institution or entity.

Prior to making any such disclosures to persons under subparagraphs (c) and (d) above, however, the Receiving Party shall obtain an undertaking of confidentiality, enforceable by both the Disclosing Party and the Receiving Party, substantially in the same form and content as this Agreement, from each such person; provided, however, that in the case of outside legal counsel, the Receiving Party shall only be required to procure that such legal counsel is bound by an obligation of confidentiality.

6.
The Receiving Party and its Affiliated Companies, if any, shall only use or permit the use of the Confidential Information disclosed under this Agreement to evaluate the Plans in connection with the acquisition advice to Client.

7.
The Receiving Party shall be responsible for ensuring that all persons to whom the Confidential Information is disclosed under this Agreement shall keep such information confidential and shall not disclose or divulge the same to any unauthorized person. Neither Party shall be liable in an action initiated by one against the other for special, indirect or consequential damages resulting from or arising out of this Agreement, including, without limitation, loss of profit or business interruptions, however same may be caused.

8.
The Receiving Party shall acquire no proprietary interest in or right to the Confidential Information, and the Disclosing Party may demand the return thereof at any time upon giving written notice to the Receiving Party.  Within thirty (30) days of receipt of such notice, the Receiving Party shall return all of the original Confidential Information and shall destroy or cause to be destroyed all copies and reproductions ( in whatever form, including but not limited to, electronic media) in its possession and in the possession of persons to whom it was disclosed pursuant to this Agreement .

9.
Unless earlier terminated the confidentiality obligations and limitations on use set forth in this Agreement shall terminate on the later of one year after the date of this Agreement or the date on which disclosure is no longer restricted either under the law applicable in the Area or under the terms of the concession, license, contract or permit currently covering the Area.

10.
The Disclosing Party hereby represents and warrants that it has the right and authority to disclose the Confidential Information to the Receiving Party (or its representatives). THE DISCLOSING PARTY, HOWEVER, MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE QUALITY, ACCURACY AND COMPLETENESS OF THE CONFIDENTIAL INFORMATION DISCLOSED HEREUNDER, AND THE RECEIVING PARTY (ON BEHALF OF ITSELF AND ITS REPRESENTATIVES) EXPRESSLY ACKNOWLEDGES THE INHERENT RISK OF ERROR IN THE ACQUISITION, PROCESSING AND INTERPRETATION OF GEOLOGICAL AND GEOPHYSICAL DATA.  THE DISCLOSING PARTY, ITS AFFILIATED COMPANIES, THEIR OFFICERS, DIRECTORS AND EMPLOYEES SHALL HAVE NO LIABILITY WHATSOEVER WITH RESPECT TO THE USE OF OR RELIANCE UPON THE CONFIDENTIAL INFORMATION BY THE RECEIVING PARTY (OR ITS REPRESENTATIVES).

11.	(a)	This Agreement shall be governed by and interpreted in accordance with the substantive law of the State of Texas.
(b)
Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination, which cannot be amicably resolved by the Parties, shall be settled before a sole arbitrator in accordance with the Arbitration Rules of the American Arbitration Association in Dallas, Texas.  The resulting arbitral award shall be final and binding without right of appeal, and judgment upon such award may be entered in any court having jurisdiction thereof.  A dispute shall be deemed to have arisen when either Party notifies the other Party in writing to that effect.

12.
Unless otherwise expressly stated in writing, any prior or future proposals or offers made in the course of the Parties' discussions are implicitly subject to all necessary management and government approvals and may be withdrawn by either for any reason or for no reason at any time.  Nothing contained herein is intended to confer upon the Receiving Party any right whatsoever to the Disclosing Party's interest in the Area.

13.	No amendments, changes or modifications to this Agreement shall be valid except if the same are in writing and signed by a duly authorized representative of each of the Parties hereto.

14.
This Agreement comprises the full and complete agreement of the Parties hereto with respect to the disclosure of the Confidential Information and supersedes and cancels all prior communications, understandings and agreements between the Parties hereto relating to the Confidential Information, whether written or oral, expressed or implied.

15.
The Receiving Party may only assign this Agreement to an Affiliated Company; provided, however, the Receiving Party shall remain liable for all obligations, whether expressed or implied, under this Agreement.  Without limiting the foregoing, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have caused this Agreement to be executed on the date first written above.

DISCLOSING PARTY                                                                                                           RECEIVING PARTY

By:__________________________                                                                                     By:________________________________

Printed Name: _________________                                                                                     Printed Name:________________________

Title: _________________________                                                                                     Title:______________________________

Exhibit B: Client Opportunities

1. Century Petroleum
2. GB Petroleum Ltd.
3. Unicorp Inc.

EXHIBIT C - INDEMNIFICATION AND OTHER TERMS

1.
Index Oil and Gas Inc (the “Client”)  indemnifies ConRon Consulting Inc. and its officers, directors, employees and principals (“Indemnified Persons”) against any claim, action, damage, loss, liability, cost, charge, expense, or payment (including, but not limited to, legal costs and expenses and professional consultant’s fees on a full indemnity basis) which the Indemnified Person may pay, suffer, incur or become liable for to any third party arising out of or as a consequence, whether directly or indirectly of:

a.	the use and disclosure of information provided by the Client as specifically authorized by the Client; or

b.	the performance of the obligations of ConRon Consulting Inc. under this Agreement other than as a result of the negligence, fraud, or breach of contract by an Indemnified Person.

2.
The Client must pay all costs and expenses of the Indemnified Persons in relation to the enforcement, protection or exercise of any rights under the indemnity under clause 1 to which they are entitled, including, but not limited to, the legal costs and expenses and professional consultant’s fees for any of the above on a full indemnity basis.

3.
The Client agrees that in the settlement of any claim, lawsuit, action or other proceedings against the Client in respect of which an Indemnified Person also has joint or several liability or potential liability, the Client will use all reasonable endeavors to ensure that any settlement of such claim includes a release of the corresponding liability of the Indemnified Person in respect of that claim.

4.	This Agreement may not be amended, modified or terminated except in writing signed by all parties hereto.

5.
This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.  The parties hereto irrevocably submit to the jurisdiction and venue of any court of the State of Texas and waive any and all objections to jurisdiction and venue that it or he may have.

6.
The Client agrees that ConRon Consulting. has the right to describe its services hereunder in materials that it provides to clients and prospective clients and in advertisements in financial and other newspapers and journals at its own expense, provided that ConRon Consulting will submit a copy of such materials or advertisements to the Client and its counsel and any use of such materials or advertisements will be subject to the prior approval of the form and substance of the materials or advertisements by the Company and its counsel.

7.
In the event ConRon Consulting institutes a lawsuit against the Client for a claim arising out of or to specifically enforce this Agreement, and ConRon Consulting prevails in such lawsuit, the Client shall pay the reasonable attorneys’ fees incurred by ConRon Consulting in connection with such lawsuit.

8.
This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject contained herein and supersedes all prior agreements and understandings between the parties with respect to such subject matter.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but this Agreement shall not be assigned by any of the parties hereto without the prior written consent of the other party.  In the event any provisions hereof shall be modified or held ineffective by any Court in any respect, such adjudication shall not invalidate or render ineffective the balance of the provisions hereof.

Executed this 1st Day of February , 2008

Name:________________________________

Title:________________________________
Date:______________________________